UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 18, 2009

EMC CORPORATION

(Exact Name of Registrant as Specified in Charter)

Massachusetts	1-9853	No. 04-2680009
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

176 South Street, Hopkinton, MA	01748
(Address of Principal Executive Offices)	(Zip code)

Registrant’s telephone number, including area code: (508) 435-1000

N/A

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On November 18, 2009, EMC Corporation’s Board of Directors approved a plan to reorganize its international operations by transferring certain assets of its RSA and Data Domain entities and legacy foreign corporations owned directly by EMC into a single EMC international holding company. The international subsidiaries acquired in connection with its acquisitions of RSA and Data Domain will be combined into EMC’s existing foreign companies. In connection with the reorganization, EMC’s international holding company will issue to EMC Corporation approximately $4 billion of consideration consisting of stock and cash. This plan is part of EMC’s ongoing cost transformation program and is intended to facilitate EMC’s international expansion, reduce costs, improve the efficiency and effectiveness of the company’s organizational structure, further strengthen the company’s operations and position the company for improved business agility in the future. EMC expects the new structure of its international subsidiaries to be completed in 2010.

In connection with the reorganization, EMC will incur a charge of approximately $100 million in the fourth quarter of 2009. This charge was not included in the business outlook previously provided by EMC in its third-quarter earnings press release dated October 22, 2009, and as a result, EMC is making the following revisions to its business outlook for the fourth quarter of 2009 and full-year 2009 solely to account for the charge:

•	EMC is reaffirming its previously issued outlook with respect to expected consolidated non-GAAP earnings per share of $0.30 for the fourth quarter of 2009 and $0.87 for full-year 2009.

•

EMC is revising its outlook with respect to its expected consolidated GAAP diluted earnings per share from $0.21 to $0.16 for the fourth quarter of 2009 and from $0.55 to $0.50 for full-year 2009. EMC is also revising its outlook with respect to its expected consolidated GAAP income tax rate from 13% to 21% for 2009.

Full details of EMC’s consolidated business outlook are as follows:

The following statements are based on current expectations. These statements are forward-looking, and actual results may differ materially. These statements do not give effect to the potential impact of mergers, acquisitions, divestitures or business combinations that may be announced or closed after the date hereof. These statements supersede all prior statements regarding business outlook and certain items impacting 2009 financial results set forth in prior EMC news releases or filings with the U.S. Securities and Exchange Commission.

All dollar amounts and percentages set forth below should be considered to be approximations.

•	Consolidated EMC revenues are expected to be $4.0 billion for the fourth quarter of 2009 and $13.9 billion for 2009.

•	Consolidated GAAP diluted earnings per share are expected to be $0.16 for the fourth quarter of 2009 and $0.50 for 2009.

•

Consolidated non-GAAP diluted earnings per share, excluding the impact of restructuring charges, stock-based compensation expense, intangible asset amortization and the aforementioned charge, are expected to be $0.30 for the fourth quarter of 2009.

•

Consolidated non-GAAP diluted earnings per share, excluding the impact of restructuring and acquisition-related charges, stock-based compensation expense, intangible asset amortization, gains recognized from holdings in Data Domain and SpringSource common stock and the aforementioned charge, are expected to be $0.87 for 2009.

•

Consolidated restructuring charges, stock-based compensation expense, intangible asset amortization and the aforementioned charge are expected to be $0.01, $0.06, $0.02 and $0.05 per diluted share, respectively, for the fourth quarter of 2009.

•

Consolidated restructuring and acquisition-related charges, stock-based compensation expense, intangible asset amortization and the aforementioned charge are expected to be $0.04, $0.21, $0.08 and $0.05 per diluted share, respectively, for 2009. Offsetting these charges is a $0.01 per diluted share gain recognized from holdings in Data Domain and SpringSource common stock.

•

The consolidated GAAP income tax rate is expected to be 21% for 2009. Excluding the impact of restructuring and acquisition-related charges, stock-based compensation expense, intangible asset amortization, gains recognized from holdings in Data Domain and SpringSource common stock and the aforementioned charge, which collectively impact the tax rate by 2%, the consolidated non-GAAP income tax rate is expected to be 19% for 2009.

•	The weighted average outstanding diluted shares are expected to be 2.12 billion for the fourth quarter of 2009.

•	In 2010, cost reduction actions are expected to generate savings of $500 million compared with 2008.

This Current Report on Form 8-K (the “8-K”) contains non-GAAP financial measures. These non-GAAP financial measures, which are used as measures of EMC’s performance or liquidity, should be considered in addition to, not as a substitute for, measures of EMC’s financial performance or liquidity prepared in accordance with GAAP. EMC’s non-GAAP financial measures may be defined differently from time to time and may be defined differently than similar terms used by other companies, and accordingly, care should be exercised in understanding how EMC defines its non-GAAP financial measures in this 8-K.

Where EMC refers to non-GAAP financial measures in this 8-K, the impact of restructuring and acquisition-related charges, stock-based compensation expense, intangible asset amortization, gains recognized from holdings in Data Domain and SpringSource common stock and the charge described above are excluded from such non-GAAP financial measures.

EMC’s management uses the non-GAAP financial measures above to gain an understanding of EMC’s comparative operating performance (when comparing such results with previous periods or forecasts) and future prospects and excludes the above-listed items from its internal financial statements for purposes of its internal budgets and each reporting segment’s financial goals. These non-GAAP financial measures are used by EMC’s management in their financial and operating decision-making because management believes they reflect EMC’s ongoing business in a manner that allows meaningful period-to-period comparisons. EMC’s management believes that these non-GAAP financial measures provide useful information to investors and others (a) in understanding and evaluating EMC’s current operating performance and future prospects in the same manner as management does, if they so choose, and (b) in comparing in a consistent manner the company’s current financial results with the company’s past financial results.

All of the foregoing non-GAAP financial measures have limitations. Specifically, the non-GAAP financial measures that exclude the items noted above do not include all items of income and expense that affect EMC’s operations. Further, these non-GAAP financial measures are not prepared in accordance with GAAP, may not be comparable to non-GAAP financial measures used by other companies and do not reflect any benefit that such items may confer on EMC. Management compensates for these limitations by also considering EMC’s financial results as determined in accordance with GAAP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMC CORPORATION

By:	/S/ DAVID I. GOULDEN
David I. Goulden
Executive Vice President and
Chief Financial Officer

Date: November 24, 2009